As filed with the United States Securities and Exchange Commission on August 9, 2021

Registration No: 333-256121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOARING EAGLE ACQUISITION CORP.*

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

955 Fifth Avenue

New York, NY 10075

Telephone: (310) 209-7280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eli Baker

President and Chief Financial Officer

Soaring Eagle Acquisition Corp.

955 Fifth Avenue

New York, NY 10075

Telephone: (310) 209-7280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Jonathan P. Rochwarger White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200	Rachel W. Sheridan Shagufa R. Hossain Emily E. Taylor Latham & Watkins LLP 555 Eleventh Street NW Suite 1000 Washington, D.C. 20004 (202) 637-2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer

☒	Non-accelerated filer	☐	Smaller reporting company

		☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share(2)(3)	172,500,000	$9.90(4)	$1,707,750,000(4)	$186,316(5)
Redeemable warrants(2)(6)	34,500,000	$1.88(7)	$64,860,000(7)	$7,076(5)
Class A common stock, par value $0.0001 per share(2)(8)	43,125,000	$9.90(4)	$426,937,500(9)	$46,579(5)
Class A common stock, par value $0.0001 per share(2)(10)	1,059,540,417	$9.90(4)	$10,489,450,128(11)	$1,144,399(5)
Class B common stock, par value $0.0001 per share(2)(12)	620,154,976	$9.90(4)	$6,139,534,262(13)	$669,823(5)
Total			$18,828,531,891	$2,054,193(14)

(1)

Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Soaring Eagle Acquisition Corp., a Cayman Islands exempted company limited by shares (“SRNG”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which SRNG’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). As used herein, “New SRNG” refers to SRNG after the Domestication. All securities being registered will be issued by New SRNG, the continuing entity following the Domestication, or New Ginkgo, the continuing entity following the business combination described in this proxy statement/prospectus, which will thereafter be renamed “Ginkgo Bioworks Holdings, Inc.”, as further described in the proxy statement/prospectus. As used herein, “New Ginkgo” refers to SRNG after the consummation of the business combination described in this proxy statement/prospectus.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The number of shares of common stock of New SRNG being registered represents the number of Class A ordinary shares of SRNG (“SRNG Class A ordinary shares”) that were registered pursuant to the Registration Statement on Form S-1 (333-251661) (the “IPO Registration Statement”) and offered by SRNG in its initial public offering. The SRNG public shares automatically will be converted by operation of law into shares of Class A common stock, par value $0.0001 per share, of New Ginkgo (“New SRNG Class A common stock” or “New Ginkgo Class A common stock”) in the Domestication.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low trading prices of the SRNG Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) on May 11, 2021 ($9.90 per SRNG Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(6)

The number of redeemable warrants to acquire shares of New SRNG Class A common stock being registered represents the number of redeemable warrants to acquire SRNG Class A ordinary shares that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by SRNG in its initial public offering (“SRNG public warrants”). The SRNG public warrants automatically will be converted by operation of law into redeemable warrants to acquire shares of New SRNG Class A common stock in the Domestication (“New SRNG public warrants”).

(7)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low trading prices of SRNG public warrants on Nasdaq on May 11, 2021 ($1.88 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(8)

The number of shares of common stock of New SRNG being registered represents the number of Class B ordinary shares of SRNG (“SRNG Class B ordinary shares”) outstanding immediately prior to the Domestication. All SRNG Class B ordinary shares will be converted into SRNG Class A ordinary shares immediately prior to the Domestication and automatically will be converted by operation of law into shares of New SRNG Class A common stock in the Domestication.

(9)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 43,125,000 SRNG Class B ordinary shares and (ii) $9.90, the average of the high and low trading prices of SRNG Class A ordinary shares on May 11, 2021 (within five business days prior to the date of this Registration Statement). For purposes of calculating the registration fee, SRNG Class B ordinary shares are treated as having the same value as SRNG Class A ordinary shares, as each SRNG Class B ordinary share is convertible into one SRNG Class A ordinary share in connection with the Domestication.

(10)

Based on the maximum number of shares of New Ginkgo Class A common stock estimated to be issued in connection with the business combination described in the proxy statement/prospectus. Such maximum number of shares of New Ginkgo Class A common stock is based on the sum of: (a) 1,037,773,870 shares of New Ginkgo Class A common stock to be issued in connection with the merger described in the proxy statement/prospectus, (b) 201,828 shares of New Ginkgo Class A common stock to be reserved for issuance upon the exercise of options to purchase New Ginkgo Class A common stock, which are currently options of Ginkgo Bioworks, Inc. (“Ginkgo”), (c) 19,965,299 of New Ginkgo Class A common stock reserved for issuance upon the settlement of New Ginkgo restricted stock units (“RSUs”), which are currently RSUs of Ginkgo, and (d) 1,599,420 shares of New Ginkgo Class A common stock to be reserved for issuance upon the exercise of warrants held by certain investors in Ginkgo to purchase New Ginkgo Class A common stock, which are currently warrants to purchase preferred stock of Ginkgo.

(11)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 1,059,540,417 shares of New Ginkgo Class A common stock and (ii) $9.90, the average of the high and low trading prices of SRNG Class A ordinary shares on May 11, 2021 (within five business days prior to the date of this Registration Statement). For purposes of calculating the registration fee, shares of New

Ginkgo Class A common stock are treated as having the same value as SRNG Class A ordinary shares, as each SRNG Class A ordinary share will become a share of New SRNG Class A common stock in the Domestication.
(12)

Based on the maximum number of shares of Class B common stock, par value $0.0001 per share, of New Ginkgo (“New Ginkgo Class B common stock”) estimated to be issued in connection with the business combination described in the proxy statement/prospectus. Such maximum number of shares of New Ginkgo Class B common stock is based on the sum of: (a) 505,832,752 shares of New Ginkgo Class B common stock to be issued in connection with the merger described in the proxy statement/prospectus, (b) 32,331,438 shares of New Ginkgo Class B common stock to be reserved for issuance upon the exercise of options to purchase New Ginkgo Class B common stock, which are currently options of Ginkgo, and (c) 81,990,786 of New Ginkgo Class A common stock reserved for issuance upon the settlement of New Ginkgo RSUs, which are currently RSUs of Ginkgo.

(13)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 620,154,976 shares of New Ginkgo Class B common stock and (ii) $9.90, the average of the high and low trading prices of SRNG Class A ordinary shares on May 11, 2021 (within five business days prior to the date of this Registration Statement). For purposes of calculating the registration fee, shares of New Ginkgo Class B common stock are treated as having the same value as shares of New Ginkgo Class A common stock because each share of New Ginkgo Class B common stock is convertible into shares of New Ginkgo Class A common stock under certain circumstances that are more fully described in this proxy statement/prospectus and, as discussed in note (11) above, the average of the high and low trading prices of SRNG Class A ordinary shares on May 11, 2021 is used as a proxy for the price of the New Ginkgo Class A common stock.

(14)	A filing fee of $2,054,193 has been previously paid.
*

Prior to the consummation of the business combination described in the proxy statement/prospectus, SRNG intends to effect the Domestication, consisting of a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which SRNG’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by New SRNG, the continuing entity following the Domestication, or New Ginkgo, the continuing entity following the business combination described in this proxy statement/prospectus, which will thereafter be renamed “Ginkgo Bioworks Holdings, Inc.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Soaring Eagle Acquisition Corp. is filing this Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-256121) solely to file Exhibit 99.1. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. No changes are being made to the preliminary prospectus or Items 20 or 22 of Part II to the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. SRNG’s amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. SRNG has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures SRNG against its obligations to indemnify its officers and directors.

SRNG’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to SRNG and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by SRNG if (i) SRNG have sufficient funds outside of the trust account or (ii) SRNG consummates an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SRNG pursuant to the foregoing provisions, SRNG have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

Exhibit	Description

2.1†*	Merger Agreement, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. (attached to the proxy statement/prospectus which forms part of this registration statement as Annex A).

2.2*	Plan of Domestication.

3.1	Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.1 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

3.2	Amended and Restated Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.2 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

3.3	Second Amended and Restated Memorandum and Articles of Association of Soaring Eagle Acquisition Corp. (incorporated by reference to Exhibit 3.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

3.4*	Form of New Ginkgo Charter (attached to the proxy statement/prospectus which forms part of this registration statement as Annex B).

3.5*	Form of New Ginkgo Bylaws (attached to the proxy statement/prospectus which forms part of this registration statement as Annex C).

Exhibit	Description

3.6*	Form of Certificate of Domestication of the Registrant, to be filed with the Secretary of State of Delaware.

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of SRNG’s Form S-1/A (File No. 333-251661), filed with the SEC on February 22, 2021).

4.4	Warrant Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

4.5*	Specimen Class A Common Stock Certificate.

5.1*	Opinion of White & Case LLP as to the validity of the securities being registered.

8.1*	Opinion of White & Case LLP regarding certain federal income tax matters.

10.1+*	Form of Ginkgo Bioworks Holdings, Inc. 2021 Incentive Plan (attached to the proxy statement/prospectus which forms part of this registration statement as Annex E).

10.2+*	Form of Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (attached to the proxy statement/prospectus which forms part of this registration statement as Annex F).

10.3*	Form of Subscription Agreement (attached to the proxy statement/prospectus which forms part of this registration statement as Annex D).

10.4	Registration Rights Agreement, dated as of February 23, 2021, by and among Soaring Eagle Acquisition Corp., Eagle Equity Partners III, LLC and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on February 26, 2021).

10.5	Company Stockholder Support Agreement, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and certain Supporting Stockholders of Ginkgo Bioworks, Inc. (incorporated by reference to Exhibit 10.3 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.6	Sponsor Support Agreement, dated as of May 11, 2021, by and among Eagle Equity Partners III, LLC, Ginkgo Bioworks, Inc., Soaring Eagle Acquisition Corp. and certain of its shareholders (incorporated by reference to Exhibit 10.4 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.7	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of SRNG’s Current Report on Form 8-K (File No. 001-40097), filed with the SEC on May 11, 2021).

10.8*	Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan, as amended as of June 18, 2014.

10.9*	Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan.

10.10*	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective May 1, 2019.

10.11*	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective September 9, 2019.

10.12*	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective November 14, 2019.

10.13*	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective April 8, 2020.

10.14*	Amendment to the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan, effective March 15, 2021.

Exhibit	Description

10.15*	Form of Incentive Stock Option Agreement, granted under the Ginkgo Bioworks, Inc. 2008 Stock Incentive Plan.

10.16*	Form of Restricted Stock Unit Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan.

10.17*	Form of Restricted Stock Agreement, granted under the Ginkgo Bioworks, Inc. 2014 Stock Incentive Plan.

10.18†‡*	Lease Agreement, dated December 22, 2011, between Zoom Group LLC and Ginkgo Bioworks, Inc.

10.19†*	First Amendment to Lease Agreement, dated April 1, 2012.

10.20†*	Second Amendment to Lease, dated August 1, 2014.

10.21*	Third Amendment to Lease, dated August 15, 2014.

10.22†*	Fourth Amendment to Lease, dated May 1, 2016.

10.23†*	Fifth Amendment to Lease, dated May 31, 2016.

10.24*	Sixth Amendment to Lease, dated August 5, 2016.

10.25†*	Seventh Amendment to Lease, dated July 31, 2017.

10.26†*	Eighth Amendment to Lease, dated March 23, 2018.

10.27†*	Ninth Amendment to Lease, dated September 6, 2018.

10.28†*	Tenth Amendment to Lease, dated July 29, 2020.

10.29†*	Eleventh Amendment to Lease, dated August 14, 2020.

10.30†*	Twelfth Amendment to Lease, dated January 13, 2021.

10.31†‡*	Lease Agreement, dated March 18, 2016, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc.

10.32†*	First Amendment to Lease Agreement, dated August 13, 2018.

10.33†‡*	Sublease, dated December 10, 2019, by and between Stanley Convergent Security Solutions, Inc., and Ginkgo Bioworks, Inc.

10.34†*	Storage Space License Agreement, dated July 1, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc.

10.35†*	License Agreement, dated September 11, 2020, by and between Jamestown 21-23-25 Drydock, L.P. and Ginkgo Bioworks, Inc.

10.36‡*	Supply Agreement by and between Ginkgo Bioworks, Inc. and Twist Bioscience Corporation, dated March 2, 2018.

10.37‡*	Collaboration Agreement, dated as of September 13, 2019, by and between Ginkgo Bioworks, Inc. and Berkeley Lights, Inc.

10.38*	Offer Letter, dated October 7, 2020, between Ginkgo Bioworks, Inc. and Mark Dmytruk.

10.39*	Ginkgo Bioworks Holdings, Inc. Non-Employee Director Compensation Program.

10.40*	Form of Founder Equity Grant Agreement.

10.41*	Form of Director and Officer Indemnification Agreement.

23.1*	Consent of WithumSmith+Brown, PC.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of White & Case LLP (included in Exhibits 5.1 and 8.1 hereto).

Exhibit	Description

24.1*	Power of Attorney (included on the signature page to the proxy statement/prospectus which forms part of this registration statement).

99.1	Form of Preliminary Proxy Card.

99.2*	Consent of Jason Kelly to be named as a director nominee.

99.3*	Consent of Reshma Shetty to be named as a director nominee.

99.4*	Consent of Marijn Dekkers to be named as a director nominee.

99.5*	Consent of Christian Henry to be named as a director nominee.

99.6*	Consent of Shyam Sankar to be named as a director nominee.

99.7*	Consent of Harry E. Sloan to be named as a director nominee.

99.8*	Consent of Arie Belldegrun to be named as a director nominee.

99.9*	Consent of Reshma Kewalramani to be named as a director nominee.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase

101.DEF*	XBRL Taxonomy Extension Definition Linkbase

101.LAB*	XBRL Taxonomy Extension Label Linkbase

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

‡	Certain confidential information contained in this Exhibit has been omitted because it is (i) not material and (ii) of the type that the registrant treats as private or confidential.
+	Indicates a management contract of compensatory plan.
*	Previously filed.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the proxy statement/prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of proxy statement/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities

Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of August, 2021.

SOARING EAGLE ACQUISITION CORP.

By:	/s/ Harry E. Sloan
Name:	Harry E. Sloan
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Harry E. Sloan Harry E. Sloan	Chief Executive Officer and Chairman (Principal Executive Officer)	August 9, 2021

/s/ Eli Baker Eli Baker	President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 9, 2021

* Scott M. Delman	Director	August 9, 2021

* Joshua Kazam	Director	August 9, 2021

* Isaac Lee	Director	August 9, 2021

* Timothy Leiweke	Director	August 9, 2021

* Dennis A. Miller	Director	August 9, 2021

* Laurence E. Paul	Director	August 9, 2021

* By:	/s/ Harry E. Sloan
Harry E. Sloan, Attorney-in-Fact